Exhibit 99.1

WASTE2ENERGY, INC.
INTRODUCTION TO PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the merger between Waste2Energy, Inc. (“Waste2Energy”) and Maven Media Holdings, Inc. (“Maven Media”) and certain other transactions that Waste2Energy and Maven Media completed on May 28, 2009.

On May 28, 2009, Waste2Energy merged with Waste2Energy Acquisition Co., a wholly-owned subsidiary of Maven Media (“Acquisition Sub”), whereby 100% of the shares of capital stock of Waste2Energy were exchanged for 45,981,770 shares of common stock of Maven Media, a publicly traded company with no operations (the “Merger”). As a result of the Merger, the former stockholders of Waste2Energy became the controlling stockholders of Maven Media. Accordingly, the Merger is a reverse merger that has been accounted for as a recapitalization of Waste2Energy. The historical financial statements of Waste2Energy will become the Maven Media historical financial statements. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the balance sheets of Waste2Energy and Maven Media and gives pro forma effect to (i) the Merger in which Waste2Energy is deemed to be the acquiring entity for accounting purposes; (ii) completion of a financing transaction involving the issuance of 254,500 units at $2.00 in an ongoing private placement, as described below, with each unit consisting of three shares of common stock and three three-year common stock purchase warrants for aggregate gross proceeds of $509,000, plus the related financing expenses; (iii) cancellation of 2,000,000 shares of Maven Media common stock; and (iv) certain other transactions completed at the time of the Merger as if Waste2Energy and Maven Media completed such transactions as of March 31, 2009. The unaudited pro forma condensed combined statements of operations as of March 31, 2009, combine the statement of operations of Waste2Energy and Maven Media and give pro forma effect to these transactions as if they were completed at the beginning of the periods, April 1, 2008 and.

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of Waste2Energy, appearing elsewhere herein, and the historical financial statements of Maven Media, as filed and issued in Form 10- K for the  year ended  March 31, 200 9 and related notes thereto. These unaudited pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse merger had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

The Merger

On the Closing Date, , (i) the stockholders of Waste2Energy (the “Waste2Energy Stockholders”) surrendered all of the issued and outstanding shares of Waste2Energy capital stock and received, in exchange for 45,981,770 shares of common stock of Maven Media; (ii) all warrants to purchase shares of Waste2Energy common stock outstanding immediately prior to the Merger were replaced with corresponding new warrants to purchase shares of common stock in a manner that did not disadvantage any existing warrant holder as to strike price, exercise period or vesting; (iii) the current stockholders of Maven Media retained 1,000,000 shares of common stock of Maven Media; and (iv) the Acquisition Sub merged with and into Waste2Energy with Waste2Energy surviving the Merger.

The Private Placement

On May 7, 2009 Waste2Energy circulated a Confidential Private Placement Memorandum (the “Memorandum”) to various “accredited investors” (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended) with respect to the private offering (the “Offering”) of up to 4,000,000 units (the “Maximum Offering”) of Maven Media.  The closing of the Offering was conditioned upon the closing of the Merger. Each such unit (each, a “Unit” and collectively, the “Units”) was sold at $2.00 in connection with the Offering and consisted of (i) three shares of common stock of Maven Media and (ii) a three-year warrant to purchase three shares of common stock of Maven Media at an exercise price of $1.25 per share (each, a “Warrant” and collectively, the “Warrants”).

The Units were offered on behalf of Maven Media by Charles Vista, LLC (“Charles Vista”), and Maven Media agreed to pay the following (i) a sales commissions in an amount equal to ten percent (10%) of the gross proceeds of the Units sold; (ii) a non-accountable expense allowance of three percent (3%) of the gross proceeds of the Units sold (iii) an investment banking fee of $400,000, payable from the proceeds received pursuant to the Offering. Upon exercise of the Warrants, Charles Vista will receive a ten percent (10%) commission and a three percent (3%) non-accountable expense allowance, and will also be issued a three-year warrant exercisable to purchase such number of shares of common stock equal to 4.5% of the number of the fully diluted outstanding shares of common stock.

Maven Media will register its shares of common stock sold in the Offering as well as the sale of the shares of its common stock to be issued upon exercise of the Warrants.  If a registration statement is not filed with the Securities and Exchange Commission within the later of (i) 50 days after the initial closing of the Offering, and (ii) 10 days after the Offering is completed or otherwise terminated (“Filing Deadline”), then Maven Media is obligated to pay each investor a fee of 1.5% per month, based on each investor’s gross purchase price of Units for each month after the Filing Deadline until the registration statement is filed.

Pro Forma Condensed Combined Balance Sheet
March 31, 2009
(Unaudited)

			Pro Forma Adjustments
	Waste2Energy,	Maven Media	Waste2Energy,		Maven Media		Elimination		Pro Forma
	Inc.	Holdings, Inc.	Inc.		Holdings, Inc.		Entries		Combined
	(a)	(b)
ASSETS
CURRENT ASSETS:
Cash	$27,360	$20,504	$509,000	c	$-		$-		$158,009
			(188,855)	c
			(210,000)	h
Contracts receivable	53,250	-	-		-		-		53,250
Costs and estimated earnings in excess of billings	118,123	-	-		-		-		118,123
Other current assets	167,435	-	(12,500)	d	-		-		154,935
Current assets from discontinued operations	1,413	-	-		-		-		1,413

Total current assets	367,581	20,504	97,645		-		-		485,730

Security deposits	2,971	-	-		-		-		2,971
TOTAL ASSETS	$370,552	$20,504	$97,645		$-		$-		$488,701

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITES:
Notes payable	$2,279,828	$-	$-		$-		$-		$2,279,828
Accounts payable and accrued expenses	3,608,087	-	10,503	d	-		-		3,714,590
			96,000	c
Due to related parties	388,368	500	-		-		(500)	i	388,368
VAT payable	8,354	-	-		-		-		8,354
Deferred revenue	41,250	-	-		-		-		41,250
Other current liabilities	53,005	-	-		-		-		53,005
Current liabilities from discontinued operations	297,271	-	-		-		-		297,271

Total current liabilities	6,676,163	500	106,503		-		(500)		6,782,666

Long term debt	-	-	-		-		-		-

TOTAL LIABILITIES	6,676,163	500	106,503		-		(500)		6,782,666

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, $.001 par value	41,153	-	(2,450)	d	-		(42,507)	j	-
			3,304	e
			500	f
Common stock, $.0001 par value	-	300	76	c	(200)	g	4,251	j	4,427
Additional paid in capital	12,477,686	39,700	508,924	c	200	g	(19,496)	i	12,730,554
			(284,855)	c			38,256	j
			2,450	d
			(23,003)	d
			(3,304)	e
			203,996	f
			(210,000)	h
Foreign currency translation adjustment	(92,101)	-	-		-				(92,101)
Accumulated deficit	(18,732,349)	(19,996)	(204,496)	f	-		19,996	i	(18,936,845)
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY	(6,305,611)	20,004	(8,858)		-		500		(6,293,965)
TOTAL LIABILITIES AND STOCKHOLDERS'
(DEFICIT) EQUITY	$370,552	$20,504	$97,645		$-		$-		$488,701

a	Derived from the audited consolidated balance sheet of Waste2Energy, Inc. as of March 31, 2009.
b	Derived from the audited balance sheet of Maven Media Holdings, Inc. as of March 31, 2009.
c
Reflects the issuance of 763,500 shares of the Company's common stock and $284,855 of offering costs, in connection with 254,500 units at $2.00 per unit, or $509,000, sold pursuant to the Offering. The Company also issued Warrants to purchase 763,500 shares of the Company's common stock.

d
Reflects the recording of the return and cancellation of 1,200,000 shares of  Waste2Energy, Inc. common stock to the Company pursuant to return to treasury agreements dated May 7, 2008.  Consideration given for the return of the common stock totaled $10,503. In addition, 1,250,000 shares of Waste2Energy, Inc. common stock held by an investor was canceled by the Company for non-payment of a subscription receivable in the amount of $12,500.

e	Reflects the recording of the issuance of 3,304,670 shares common stock to the investment banker fee in connection with this Offering.
f	Reflects the recording of the issuance of 500,000 shares common stock as a finder’s fee for identifying the shell company for the merger.
g	Reflects the cancellation of 2,000,000 shares of common stock of Maven Media Holdings, Inc. to adjust ownership percentage.
h
Reflects the recording of the payment to the principal shareholder of Maven Media Holdings, Inc. for the cancellation of 2,000,000 shares of Maven Media Holdings, Inc. common stock and $210,000 in fees

i	Reflects the elimination of Maven Media Holdings, Inc.'s accumulated deficit and shareholder loan in connection with the recapitalization (reverse merger) of the Companies.
j	Reflects the change in par value related to the share exchange.

Pro Forma Condensed Combined Statement of Operations
For the Twelve Months ended March 31, 2009
(Unaudited)

			Pro Forma Adjustments
	Waste2Energy,	Maven Media	Waste2Energy,	Maven Media		Pro Forma
	Inc.	Holdings, Inc.	Inc.	Holdings, Inc.		Combined
	(a)	(b)

Contract revenue	$3,956,300	$-	$-	$-		$3,956,300
Cost of revenue	6,890,224	-	-	-		6,890,224

Gross profit	(2,933,924)	-	-	-		(2,933,924)

OPERATING EXPENSES
Selling, general and administrative	8,010,730	14,504	-	(14,504)	c	8,010,730
Impairment of assets	11,034,623	-	-	-		11,034,623

OTHER (EXPENSE) INCOME
Interest expense	(1,183,589)	-	-			(1,183,589)
Interest income	-	-	-			-
Loss of deemed extinguishment of debt	(50,918)	-	-			(1,144,994)
Foreign currency exchange losses	(586,156)	-	-			(586,156)
Loss on investment in EnerWaste Europe, Ltd.	(506,757)	-	-	-		(506, 757)
Gain on net liabilities included in bankrupcy of subsidiary	2,986,840	-	-			2,986,840
Other income	11,100	75	-	(75)	c	11,100
TOTAL OTHER EXPENSE	670,520	75	-	(75)		670,520

Loss from continuing operation before benefit from income taxes	(21,308,757)	(14,429)	-	14,429		(21,308,757)

Benefit from income taxes	3,868,222	-	-			3,868,222

NET LOSS	$(17,440,535)	$(14,429)	$-	$14,429		$(17,440,535)

NET LOSS PER COMMON SHARES
Net loss per common share	$(0.40)	$(0.01)				$(0.42)

Weighted average number of shares outstanding
Basic and diluted	38,322,993	1,000,000		2,128,170	d	41,451,163

a	Derived from the audited consolidated statement of operations of Waste2Energy, Inc. as of March 31, 2009.
b	Derived from the audited statement of operations of Maven Media Holdings, Inc. as of March 31, 2009.
c	Reflects elimination of operations of Maven Media. These operations were discontinued as of the effective date of the Merger.
d	The pro forma adjustment to the number of common shares outstanding is a direct result of:
d1	A return and cancellation of 1,200,000 shares pursuant to return to treasury agreements dated May 7, 2008
d2	A cancellation of 1,250,000 shares held by an investor due to non payment of subscription.
d3	Issuance of 3,304,670 shares to the investment banker in connection with the Private Placement Offering.
d4	Issuance of 500,000 shares as a finder's fee for identifying the shell company for the merger.
d5	The shares issued pursuant to the Private Placement Offering resulting in the issuance of 763,500 shares of common stock and warrants to purchase 763,500 shares of common stock.
d6	The 3,000,000 shares of Maven Media less the 2,000,000 canceled effective the beginning of the period.

The common shares issued have been reflected in both the basic and diluted earnings per share calculation and the warrants issued to purchase common stock have not been reflected in the diluted earnings per share calculation as the result would be antidil